UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2019

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2019 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on May 30, 2019. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of ten nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non- Votes

Peter E. Bisson	81,783,655	59,421	18,245	4,164,821
Richard J. Bressler	80,607,110	991,876	262,335	4,164,821
Raul E. Cesan	81,806,042	35,894	19,385	4,164,821
Karen E. Dykstra	81,098,302	500,260	262,759	4,164,821
Anne Sutherland Fuchs	78,659,112	3,182,562	19,647	4,164,821
William O. Grabe	78,283,877	3,558,683	18,761	4,164,821
Eugene A. Hall	81,463,894	379,396	18,031	4,164,821
Stephen G. Pagliuca	78,693,493	3,149,131	18,697	4,164,821
Eileen Serra	81,806,819	34,927	19,575	4,164,821
James C. Smith	80,683,789	915,612	261,920	4,164,821

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	79,652,959
Votes Against	2,178,964
Abstentions	29,398
Broker Non-Votes	4,164,821

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year:

Votes For	84,725,725
Votes Against	1,286,187
Abstentions	14,230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 31, 2019	By:	/s/ Craig W. Safian
Craig W. Safian
Executive Vice President and Chief Financial Officer